Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this quarterly report of Stock Yards Bancorp, Inc. on Form 10-Q for the period ending March 31, 2019 (the “Report”), we, the undersigned, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Stock Yards Bancorp, Inc. as of and for the periods presented in the Report.

Date: April 30, 2019	By:	/s/ James A. Hillebrand
James A. Hillebrand,
Chief Executive Officer

Date: April 30, 2019	By:	/s/ Nancy B. Davis
Nancy B. Davis,
Executive Vice President, Treasurer and
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the report or as a separate document.

A signed original of this written statement required by section 906 has been provided to Stock Yards Bancorp, Inc. and will be retained by Stock Yards Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.